Exhibit 99.2

Consolidated Financial Statements

1

Nickel Road Operating LLC and Subsidiaries

Consolidated Balance Sheets

September 30, 2023 and 2022

	2023	2022

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,897,937	$3,474,056
Restricted cash	-	3,200,000
Joint interest receivable	832,883	188,697
Accrued oil and gas sales	4,785,376	3,716,319
Prepaid expenses	565,834	465,037

Total current assets	10,082,030	11,044,109

OIL AND GAS PROPERTIES, at cost (successful efforts method)
Proved properties	140,552,991	97,792,407
Unproved properties	1,253,263	1,258,984
Accumulated depletion	(37,757,172)	(17,992,847)

Total oil and gas properties	104,049,082	81,058,544

OTHER NON-CURRENT ASSETS
Right-of-use asset, net	372,586	-

Total other non-current assets	372,586	-

TOTAL ASSETS	$114,503,698	$92,102,653

See accompanying notes.

2

Nickel Road Operating LLC and Subsidiaries

Consolidated Balance Sheets

September 30, 2023 and 2022

	2023	2022

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable	$13,721,369	$3,850,638
Accrued liabilities	11,268,874	13,082,620
Current maturities of long-term debt	5,700,000	-
Derivative liability, current	2,303,718	2,786,213
Short-term lease liability	190,060	-

Total current liabilities	33,184,021	19,719,471

NON-CURRENT LIABILITIES
Long-term debt, net of current portion and deferred financing costs	7,280,670	7,033,656
Derivative liability, non-current	106,225	112,967
Asset retirement obligations	1,211,157	1,058,190
Long-term lease liability	182,526	-

Total non-current liabilities	8,780,578	8,204,813

Total liabilities	41,964,599	27,924,284

COMMITMENTS AND CONTINGENCIES (Note 7)

MEMBERS’ CAPITAL
Contributed capital	64,025,830	64,025,830
Distributed capital	(58,000,000)	(58,000,000)
Retained earnings	66,513,269	58,152,539

Total members’ capital	72,539,099	64,178,369

TOTAL LIABILITIES AND MEMBERS’ CAPITAL	$114,503,698	$92,102,653

See accompanying notes.

3

Nickel Road Operating LLC and Subsidiaries

Consolidated Statements of Income

Periods Ended September 30, 2023 and 2022

	2023	2022
REVENUES
Oil and gas sales	$34,210,491	$58,172,696

Total revenues	34,210,491	58,172,696

OPERATING EXPENSES
Production taxes	3,422,294	4,352,423
Lease operating	3,316,866	3,142,012
Depreciation, depletion, and amortization	12,852,983	10,054,903
General and administrative	3,098,777	3,353,479
Lease expirations	-	139,881

Total operating expenses	22,690,920	21,042,698

INCOME FROM OPERATIONS	11,519,571	37,129,998

OTHER INCOME (EXPENSE)
Interest expense	(1,524,751)	(548,703)
Gain on sale of oil and gas properties	6,261,551	28,439,708
Realized loss on derivative instruments	(789,972)	(19,968,789)
Unrealized gain on derivative instruments	317,924	3,115,464
Other income (expense)	(7,158)	28,151

Total other income (expense)	4,257,594	11,065,831

NET INCOME	$15,777,165	$48,195,829

See accompanying notes.

4

Nickel Road Operating LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Capital

Periods Ended September 30, 2023 and 2022

	Class A	Class B	Retained	Total
	Capital	Capital	Earnings (Deficit)	Members’ Equity

BALANCE, January 1, 2022	$64,025,830	$-	$9,956,710	$73,982,540

Capital distributions	(58,000,000)	-	-	(58,000,000)
Net income	-	-	48,195,829	48,195,829

BALANCE, September 30, 2022	$6,025,830	$-	$58,152,539	$64,178,369

BALANCE, January 1, 2023	$6,025,830	$-	$50,736,104	$56,761,934

Net income	-	-	15,777,165	15,777,165

BALANCE, September 30, 2023	$6,025,830	$-	$66,513,269	$72,539,099

See accompanying notes.

5

Nickel Road Operating LLC and Subsidiaries

Consolidated Statements of Cash Flows

Periods Ended September 30, 2023 and 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,777,165	$48,195,829
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion, and amortization	12,852,983	10,054,903
Amortization of debt issuance costs	74,949	126,142
Gain on sale of oil and gas properties	(6,261,551)	(28,439,708)
Lease expirations	-	139,881
Unrealized gain on derivative instruments	(317,924)	(3,115,464)
Change in operating assets and liabilities
Accounts receivable	(1,559,293)	4,659,695
Prepaid expenses	127,491	186,171
Accounts payables	11,799,827	2,034,773
Accrued liabilities	3,623,569	3,868,690

Net cash from operating activities	36,117,216	37,710,912

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of oil and gas properties	(30,112,374)	(20,847,399)
Proceeds from the sale of oil and gas properties	6,547,375	61,144,133

Net cash from investing activities	(23,564,999)	40,296,734

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term and long-term debt	47,366,667	11,700,000
Repayment of short-term and long-term debt	(59,333,334)	(25,175,000)
Debt issuance costs	(163,652)	(6,962)
Capital distributions	-	(58,000,000)

Net cash from financing activities	(12,130,319)	(71,481,962)

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	421,898	6,525,684

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period	3,476,039	148,372

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, end of period	$3,897,937	$6,674,056

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period
Cash and cash equivalents	$3,897,937	$3,474,056
Restricted cash	-	3,200,000

Cash, cash equivalents, and restricted cash, end of period	$3,897,937	$6,674,056

SUPPLEMENTAL CASH FLOW INFORMATION
Right-of-use asset obtained in exchange for lease obligations	$388,011	$-

Cash paid for interest	$1,419,053	$143,209

Accrued capital expenditures	$-	$658,614

See accompanying notes.

6

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 – Organization and Summary of Significant Accounting Policies

Organization – Nickel Road Operating LLC, a Delaware limited liability company (the Company), was formed on July 25, 2017, for the purpose of engaging in the evaluation, acquisition, exploration, drilling, development, and production of oil and gas in the United States of America. The Company shall continue in existence until it is liquidated or dissolved under the terms of the Amended Limited Liability Company Agreement (the LLC Agreement).

As a Limited Liability Company (LLC), the amount of loss at risk for each individual member is limited to the amount of capital contributed to the LLC, and unless otherwise noted, the individual member’s liability for indebtedness of an LLC is limited to the member’s capital contributions.

Basis of presentation – The Company follows accounting standards established by the Financial Accounting Standards Board (FASB). The FASB sets accounting principles generally accepted in the United States of America (GAAP) to ensure consistent reporting of the Company’s financial condition, results of operations, and cash flows. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (ASC) or “Codification.”

Use of estimates in the preparation of financial statements – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation, depletion, and amortization of oil and gas properties and the impairment of proved oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company’s properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way.

Fair value of financial instruments – The Company’s financial instruments consist of cash and cash equivalents, restricted cash, trade receivables, trade payables, accrued liabilities, and derivative financial instruments. The carrying value of cash and cash equivalents, restricted cash, trade payables, accrued liabilities, and derivative financial instruments are considered to be representative of their fair market value due to the short maturity of these instruments. The carrying amount of debt reflected on the consolidated balance sheets approximates fair value as this debt has a variable interest rate that approximates a market interest rate.

Principles of consolidation – The accompanying consolidated financial statements are consolidated and include the accounts of the Company and its wholly owned subsidiaries, Source Rock Royalty LLC, Nickel Road Development LLC, and Peak Stone Properties LLC. All significant intercompany amounts have been eliminated in consolidation.

7

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Cash and cash equivalents – The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents are maintained at financial institutions, and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to such balances, and management believes that the Company is not exposed to any significant risks on the balances.

Restricted cash – As of September 30, 2022, the Company held restricted cash of approximately $3,200,000 for accounts held in escrow related to the Company’s sale of oil and gas properties. Per the terms of the Asset Purchase Agreement, see oil and gas properties within Note 1, entered on June 1, 2022, the escrow period is defined as one year from the closing date. The restricted cash balance was released during the period ended September 30, 2023. The Company did not hold any restricted cash as of September 30, 2023.

Accounts receivable – Accounts receivable consist of uncollateralized joint interest owner obligations due within 30 days of the invoice date, uncollateralized accrued revenues due under normal trade terms, generally requiring payment within 30 days of production, and other miscellaneous receivables. All receivables are reviewed periodically, and appropriate actions are taken on past-due amounts and those deemed uncollectible, if any. No allowance for bad debts has been recorded as of September 30, 2023 and 2022. The accounts receivable balance on January 1, 2023 and 2022 was $4,059,000 and $8,565,000, respectively.

Significant customers – As of and for the period ended September 30, 2023, the Company’s largest customer generated approximately 90% of sales, and one customer accounted for approximately 93% of accrued oil and gas sales.

As of and for the period ended September 30, 2022, the Company’s two largest customers generated approximately 82% and 15% of sales, and two customers accounted for approximately 70% and 22% of revenue receivable.

Oil and gas properties – The Company accounts for its oil and gas operations using the successful efforts method of accounting. Under this method, all costs associated with property acquisitions, successful exploratory wells, and development wells are capitalized. Items charged to expense generally include geological and geophysical costs, costs of unsuccessful exploratory wells, delay rentals, and oil and gas production costs. Capitalized costs of proved leasehold costs are depleted on a well-by-well basis using the units-of-production method based on total proved developed producing oil and gas reserves. Other capitalized costs of producing properties are also depleted based on total proved developed producing reserves. Depletion expense for the periods ended September 30, 2023 and 2022 was approximately $12,810,000 and $10,013,000, respectively.

The Company assesses its proved oil and gas properties for impairment whenever events or circumstances indicate that the carrying value of the assets may not be recoverable, but at least annually. The impairment test compares undiscounted future net cash flows to the assets’ net book value. If the net capitalized costs exceed future net cash flows, then the cost of the property is written down to the estimated fair value. Fair value for oil and natural gas properties is generally determined based on an analysis of discounted future net cash flows adjusted for certain risk factors. There were no impairments of proved oil and gas properties as of September 30, 2023 and 2022.

8

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Unproved properties are assessed periodically on a project-by-project basis to determine whether an impairment has occurred. Management’s assessment includes consideration of the results of exploration activities, commodity price predictions or forecasts, planned future sales, or expiration of all or a portion of such projects. At September 30, 2023, management determined there was no impairment of unproved properties.

Gains and losses arising from sales of oil and gas properties are included in other income. However, a partial sale of proved properties within an existing field that does not significantly affect the unit-of-production depletion rate will be accounted for as a normal retirement with no gain or loss recognized. The sale of a partial interest within a proved property is accounted for as a recovery of cost. The partial sale of unproved property is accounted for as a recovery of cost when there is uncertainty of the ultimate recovery of the cost applicable to the interest retained.

On June 1, 2022, the Company entered into an Asset Purchase Agreement with a third party to sell a portion of the Company’s proved and unproved oil and gas properties. The Company sold various oil and gas properties held in the DJ Basin to a third party for $64,000,000; after purchase price adjustments total proceeds received through September 30, 2022 were approximately $61,144,000. In the fourth quarter of 2022, the Company paid final net purchase price adjustments totaling approximately $3,109,000. The oil and gas properties sold by the Company had a carrying value of approximately $32,704,000, resulting in a gain of approximately $28,440,000.

On March 1, 2023, the Company entered into an Asset Purchase Agreement with a third party to sell a portion of the Company’s royalty interests in oil and gas properties. The Company sold various royalty interests in oil and gas properties held in the DJ Basin to a third party for $7,000,000; after purchase price adjustments total proceeds were approximately $6,503,000. The oil and gas properties sold by the Company had a carrying value of approximately $2,017,000, resulting in a gain of approximately $4,486,000.

Derivative financial instruments – The Company enters into derivative contracts, primarily swaps, and collars to hedge future crude oil and natural gas production in order to mitigate the risk of market price fluctuations. All derivative instruments are recorded on the consolidated balance sheets at fair value. The Company has elected not to apply hedge accounting to any of its derivative transactions; consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in other comprehensive income for those commodity derivatives that qualify as cash flow hedges.

Asset retirement obligations – An asset retirement obligation associated with the retirement of a tangible long-lived asset is recognized as a liability in the period incurred, with an associated increase in the carrying amount of the related long-lived asset and oil and natural gas properties. The cost of the tangible asset, including the asset retirement cost, is depleted over the useful life of the asset. The asset retirement obligation is recorded at its estimated fair value, measured by reference to the expected future cash outflows required to satisfy the retirement obligation discounted at our credit-adjusted risk-free interest rate. Accretion expense is recognized over time, as the discounted liability is accreted to its expected settlement value. Accretion expense is recorded within “Depletion, depreciation, and amortization” in the consolidated statements of income. If the estimated future cost of the asset retirement obligation changes, an adjustment is recorded to both the asset retirement obligation and the long-lived asset. Revisions to estimated asset retirement obligations can result from changes in retirement cost estimates, revisions to estimated inflation rates, and changes in the estimated timing of abandonment.

9

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Deferred financing costs – Deferred financing costs are capitalized and amortized over the contractual term of the related obligations. Debt issuance costs of approximately $444,000 and $272,000 were recognized within long-term debt as a reduction of the current outstanding balance during the periods ended September 30, 2023 and 2022, respectively, net of approximately $75,000 and $126,000 of amortization expense which is recorded as interest expense. See Note 8 for further details.

Revenue recognition – The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. Revenue from the sale of oil, natural gas liquids (NGLs), and natural gas is recognized as the product is delivered to the customers’ custody transfer points, and collectability is reasonably assured. The Company fulfills the performance obligations under the customer contracts through daily delivery of oil, NGLs, and natural gas to the customers’ custody transfer points, and revenues are recorded on a monthly basis. The prices received for oil, NGLs, and natural gas sales under the Company’s contracts are generally derived from stated market prices, which are then adjusted to reflect deductions, including transportation, fractionation, and processing. As a result, the revenues from the sale of oil, NGLs and natural gas, will decrease if market prices decline. The sales of oil, NGLs, and natural gas, as presented on the condensed consolidated statements of income, represent the Company’s share of revenues, net of royalties and excluding revenue interests owned by others. When selling oil, NGLs, and natural gas on behalf of royalty owners or working interest owners, the Company is acting as an agent and, thus, reports the revenue on a net basis. To the extent actual volumes and prices of oil and natural gas sales are unavailable for a given reporting period because of timing or information not received from third parties, the expected sales volumes and prices for those properties are estimated and recorded.

Income taxes – The Company is an LLC, which is not subject to U.S. federal income taxes. Rather, the Company’s taxable income flows through to the owners, who are responsible for paying the applicable income taxes on the income allocated to them. For tax years beginning on or after January 1, 2018, the Company is subject to audit rules enacted as part of the Bipartisan Budget Act of 2015 (the Centralized Partnership Audit Regime). Under the Centralized Partnership Audit Regime, any IRS audit of the Company would be conducted at the Company level, and if the IRS determines an adjustment, the default rule is that the Company would pay an “imputed underpayment,” including interest and penalties, if applicable. The Company may, instead, elect to make a “push-out” election, in which case the partners for the period that is under audit would be required to take into account the adjustments on their own personal income tax returns.

The LLC Agreement does not stipulate how the Company will address imputed underpayments. If the Company receives an imputed underpayment, a determination will be made based on the relevant facts and circumstances that exist at that time. Any payments that the Company ultimately makes on behalf of its current partners will be reflected as a dividend, rather than as a tax expense, at the time that such dividend is declared.

The Company has not recorded any liabilities as of September 30, 2023 or 2022 related to uncertain tax provisions. As of September 30, 2023 or 2022, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and in various states. There are currently no federal or state income tax examinations underway for these jurisdictions.

10

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Leases – In February 2016, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) No. 2016-02, “Leases (Topic 842)” which amended the existing lease accounting guidance to require lessees to recognize a right of use asset and lease liability on the consolidated balance sheets for all leases with terms greater than 12 months. The Company adopted the new lease standard and all related amendments on January 1, 2022. The Company applied a modified retrospective transition approach when adopting this new guidance which resulted in no cumulative-effect adjustments to the opening balance of retained earnings. The Company also elected the package of practical expedients permitted under the transition guidance that retain the lease classification and initial direct costs for any leases that existed prior to adoption of the standard. In addition, the Company has not reassessed the accounting treatment of contracts entered into prior to adoption of the new lease guidance. The Company evaluated whether its contractual arrangements entered into on or after January 1, 2022, contain leases. Specifically, the Company considered whether it can control the underlying asset and have the right to obtain substantially all of the economic benefits or outputs from the asset. The Company evaluated the contractual arrangements, including the agreements governing the operation of both the Company and Company’s ownership interests in oil and natural gas properties. At adoption the Company concluded it did not have leases that represented a lessee or lessor as defined in Topic 842. The Company has recognized a lease under Topic 842 during 2023.

Note 2 – Members’ Capital

The Company is a limited liability company with membership interests issued and held by various members. The LLC Agreement authorizes Class A units and Class B units. Class A members are eligible to receive distributions. As of September 30, 2023 and 2022, approximately 64.7 Class A units were outstanding to members.

Upon formation, 100 Class B units were granted to certain executives. Class B units are intended to provide compensation to the Class B member upon a liquidation event, subject to returns as described in the LLC Agreement. The requirements to provide compensation to the Class B members had not been met under the arrangement, nor was it considered probable the requirements would be met. Therefore, the grant-date fair values were inconsequential, and no amounts were recorded as of September 30, 2023 and 2022 in the accompanying consolidated financial statements.

By the terms of the LLC Agreement, distributions occur according to their respective equity interests, as defined. For the periods ending September 30, 2023 and 2022 the Company made distributions to members of approximately $0 and $58,000,000, respectively.

11

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 – Asset Retirement Obligations

Asset retirement obligations represent the estimated present value of the amount to plug, abandon, and remediate producing properties at the end of their productive lives in accordance with applicable laws. The following table summarizes the Company’s asset retirement obligation transactions for the periods ending September 30, 2023 and 2022:

	2023	2022

Asset retirement obligations, beginning of year	$1,167,701	$1,201,468

Liabilities settled during the year	-	(185,440)
Accretion of discount	43,456	42,162

Asset retirement obligation, end of year	$1,211,157	$1,058,190

Note 4 – Hedging and Derivative Financial Instruments

Commodity derivative agreements – The Company utilizes swap and collar contracts to hedge the effect of price changes on a portion of its future oil and natural gas production. The objective of the Company’s hedging activities and the use of derivative financial instruments is to achieve more predictable cash flows. The use of derivatives involves the risk that the counterparties to such instruments will be unable to meet the financial terms of such contracts. The derivative contracts may be terminated by a non-defaulting party in the event of default by one of the parties to the agreement.

The Company has elected not to apply hedge accounting to any of its derivative transactions, and, consequently, the Company recognizes mark-to-market gains and losses in earnings currently, rather than deferring such amounts in accumulated other comprehensive income for those commodity derivatives that would otherwise qualify as cash flow hedges. All derivative instruments are recorded on the balance sheet at fair value.

12

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of September 30, 2023, the Company had the following commodity derivative instruments outstanding through 2024, as summarized in the table below:

	Collars				Fixed-Price Swaps
			Weighted-Average Contract Price
Commodity/Index/Maturity Period	Quantity	Units	Floor	Ceiling	Quantity	Units	Weighted-Average Contract Price
Crude Oil
NYMEX
Oct 23 – Sep 24	284,100	BBL	$64.92	$78.18	3,000	BBL	$74.40

Natural Gas
NYMEX
Oct 23 – Sep 24	18,000	MMBTU	5.00	6.65	-	MMBTU	$-

	Collars				Fixed-Price Swaps
			Weighted-Average Contract Price
Commodity/Index/Maturity Period	Quantity	Units	Floor	Ceiling	Quantity	Units	Weighted-Average Contract Price
Crude Oil
NYMEX
Oct 24 – Dec 24	47,500	BBL	$67.50	$81.07	-	BBL	$-

Derivative liabilities fair value – The fair value of the derivative commodity contracts was a net liability of approximately $2,410,000 and $2,899,000 at September 30, 2023 and 2022, respectively. The following table details the fair value of derivatives recorded in the accompanying consolidated balance sheets, by category:

	Fair Value	Fair Value
	September 30,	September 30,
	2023	2022

Derivative liability - current	$2,303,718	$2,786,213
Derivative liability - non-current	106,225	112,967

Total derivative liabilities	$2,409,943	$2,899,180

Derivative gain (loss) – The following table summarizes the components of the net derivative gain (loss) line item presented in the accompanying consolidated statements of income during the periods ended September 30:

	2023	2022

Unrealized gain on derivatives	$317,924	$3,115,464
Realized loss on derivatives	(789,972)	(19,968,789)

Net loss on derivatives	$(472,048)	$(16,853,325)

13

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 5 – Fair Value Measurements

The Company follows ASC 820, Fair Value Measurements and Disclosures, which establishes a hierarchy for the inputs utilized in measuring fair value. The hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 – Quoted prices for identical assets or liabilities in active markets;

Level 2 – Quoted prices for similar assets or liabilities in active markets; and

Level 3 – Unobservable inputs for the asset or liability, such as discounted cash models.

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and 2022:

	Fair Value Measurement at September 30, 2023
	Level 1	Level 2	Level 3	Total

Derivative instruments	$-	$2,409,943	$-	$2,409,943

Total assets and liabilities measured at fair value	$-	$2,409,943	$-	$2,409,943

	Fair Value Measurement at September 30, 2022
	Level 1	Level 2	Level 3	Total

Derivative instruments	$-	$2,899,180	$-	$2,899,180

Total assets and liabilities measured at fair value	$-	$2,899,180	$-	$2,899,180

The inputs used to determine such fair value are primarily based upon observable market data for similar instruments, including the forward curve for commodity prices based on quoted market prices and would be classified within Level 2.

Note 6 – Leases

The Company leases a compressor under a non-cancellable operating lease agreement. It has been determined that the lease does not constitute finance leases. Operating lease ROU assets and liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. The Company believes any option to terminate is not reasonably certain for the operating lease agreement.

For the period ended September 30, 2023, components of lease expense were as follows:

Operating lease cost	$17,000
Short-term lease cost	$717,000

14

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

All components of lease costs are expensed within lease operating expenses on the consolidated statement of income.

There was not any lease expense under ASC 842 during the period ended September 30, 2022.

For the period ended September 30, 2023, supplemental cash flow information related to leases was as follows:

Cash paid for amounts included in measurement of lease liabilities
Operating cash flows used for operating leases (including short-term)	$17,000

Right-of-use assets obtained in exchange for lease obligations (non-cash)
Operating leases	$388,011

Weighted-average remaining lease term (years)
Operating leases	1.9

Weighted-average discount rate
Operating leases	4.9%

The following is the future maturities of the annual undiscounted cash flows of the operating lease liability as of September 30, 2023:

Years Ending
September 30,

2024	$204,000
2025	187,000

Total minimum lease payments	391,000

Less imputed interest	(18,414)

Present value of lease liability	$372,586

Note 7 – Commitments and Contingencies

Government regulation – Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters, including taxation. Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons. As of September 30, 2023 or 2022, the Company has not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition, capital expenditures, earnings, or competitive position of the Company in the oil and gas industry.

15

Nickel Road Operating LLC and Subsidiaries

Notes to Consolidated Financial Statements

Litigation – From time to time, the Company may be involved in litigation related to claims arising out of its operations in the normal course of business. As of the date of this report, no legal proceedings are ongoing or pending that management believes could have a materially adverse effect upon the Company’s financial condition or results of operations.

Note 8 – Long-term Debt

Revolving loan – On February 22, 2021, the Company entered into a revolving loan agreement (the Loan Agreement) with a maturity of February 22, 2024. The Loan Agreement provides for a maximum revolving loan (the Revolving Loan) of $35,000,000 with an initial borrowing base of $10,000,000. In October 2022, the Loan Agreement was amended. The total borrowing base and sublimit increased to $30,000,000 for the Revolving Loan.

All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, are due in full at maturity. The Loan Agreement requires the Company to maintain certain affirmative and negative covenants, including certain financial ratios defined in the Loan Agreement, and provides the lender with a first security interest in substantially all of the Company assets. The interest rate of the Revolving Loan is the lesser of the (1) Wall Street Journal prime rate, plus the applicable margin, or (2) the Maximum Rate as defined per the Loan Agreement. The interest rate as of September 30, 2023, was 8.75%. Commitment fees equal to 0.5% of the undrawn amount are payable quarterly under this agreement. The outstanding balance on the Revolving Loan as of September 30, 2023, was $7,280,000, net of debt issuance cost of approximately $153,000. The outstanding balance of approximately $7,433,000 is due in full on the maturity date of February 22, 2026.

On March 30, 2023, the Company amended its Loan Agreement to provide for a maximum Revolving Loan of $50,000,000 which matures on February 22, 2026. As of the date of the amendment the borrowing base was increased to $35,000,000, with a sublimit of $25,000,000, and continues to be subject to regular redeterminations by the lender. Permitted distributions are subject to limitations defined within the amendment and required hedge transactions are amended such that as of September 30, 2023, and thereafter, so long as the borrowing base utilization exceeds 60%, the Company is required to maintain crude oil hedges of at least 60% of the Company’s anticipated crude oil production for a period of not less than 12 months, to be complied with on a quarterly basis.

On August 31, 2023, the Company amended its Loan Agreement to decrease the borrowing base to $33,000,000.

March 2023 Term Loan – The March 2023 amended Loan Agreement also allows for a new Term Loan (March 2023 Term Loan) in the amount of $10,000,000 which commences on the date of the amendment and continues through July 31, 2023, after which the Lender shall have no further commitment to make an advance on the March 2023 Term Loan, so long as the aggregate advances do not exceed $10,000,000. The March 2023 Term Loan shall be payable in monthly principal installments commencing on August 1, 2023, plus all accrued interest, and matures on July 1, 2024. The March 2023 Term Loan bears interest at a rate equal to the sum of the Prime Rate, plus the Applicable Margin (as defined in the Loan Agreement); provided, however, that the interest rate on the March 2023 Term Loan shall never fall below 3.75%. The outstanding balance on the March 2023 Term Loan as of September 30, 2023, was $5,700,000. The full outstanding balance is due in full on the maturity date of July 1, 2024.

September 2021 Term Loan – On September 1, 2021, the Loan Agreement was amended to establish a term loan (September 2021 Term Loan) in the amount of $12,000,000 that matured on August 31, 2022. The September 2021 Term Loan was payable in monthly principal installments commencing January 31, 2022, plus all accrued interest. Interest for the September 2021 Term Loan was fixed at 5.25%. The September 2021 Term Loan also provides the lender with a first security interest in substantially all of the Company assets. As of September 30, 2023, this loan matured and was paid off in full.

Interest expense related to the Revolving Loan and the Term Loans for the periods ended September 30, 2023 and 2022, was approximately $1,450,000,000 and $423,000, respectively.

Note 9 – Related Parties

Management fees – The Company receives management services from Nickel Road Management LLC under the Management Services Agreement dated March 30, 2018 (the Services Agreement). In accordance with the Service Agreement, Nickel Road Management LLC provides management services, including office space and employment of all employees. The Company pays Nickel Road Management LLC a monthly amount equal to the allocated costs for monthly general and administrative expenses approved by the managers (the Development Plan and Budget). The Services Agreement will remain in effect for three years and will automatically extend for successive one-year terms coinciding with the period covered by the Development Plan and Budget unless terminated under the terms of the Services Agreement. For the periods ended September 30, 2023 and 2022, the Company incurred service agreement reimbursement costs of approximately $2,947,000 and $3,205,000, respectively. For the periods ending September 30, 2023 and 2022, the Company had approximately $1,300 and $139,000 in management fees due to Nickel Road Management LLC, respectively. These balances are included accrued liabilities on the consolidated balance sheets.

Note 10 – Subsequent Events

The Company has reviewed all subsequent events through December 7, 2023, the date the consolidated financial statements were available to be issued.

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